Exhibit 99.1

BIOSCRIP PRICES UNDERWRITTEN OFFERING OF COMMON STOCK

DENVER, CO, June 16, 2016 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company” or “BioScrip”) today announced the pricing of an underwritten offering of 40,000,000 shares of its common stock (the “Offering”) at a price to the public of $2.00 per share (the “Offering Price”). Jefferies LLC is acting as the lead joint book-running manager and SunTrust Robinson Humphrey, Inc. is acting as a passive book-running manager. Craig-Hallum Capital Group LLC is acting as a co-manager. The Company has granted the underwriters an option for a period of 30 days to purchase up to an additional 5,200,000 shares of the Company’s common stock at the Offering Price. The Company expects to receive approximately $73.38 million in net proceeds from the offering after deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the underwriters of their option to purchase additional shares, or approximately $83.15 million if the underwriters exercise their option to purchase additional shares in full.

The Offering is being made pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC's website at http://www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to this offering, when available, may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, New York, 10022, Telephone: 877-547-6340, Email: Prospectus_Department@Jefferies.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute “forward-looking statements," that involve substantial risks and uncertainties. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. These forward-looking statements include, among others, statements about the Company’s expectations with respect to the proposed offering, including its intention to offer and sell shares and its intended use of proceeds from the Offering.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with market conditions, the underwriters fulfilling its obligations to purchase the shares in the Offering and the Company’s ability to satisfy certain conditions precedent to the closing of the Offering; as well as the risks described in the prospectus supplement and the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2015. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

For Further Information:

Investor Contact

Jeffrey M. Kreger

BioScrip Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

Media Contact

Susan J. Lewis

(303) 766-4343 or (303) 518-7100

slewis@pairelations.com